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                                                                  EXHIBIT 23(a)

               Consent of Independent Certified Public Accountants

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 relating to the registration of 600,000 shares of Common Stock, par value $.10 per share, of HEARx LTD. ("Registrant") of our report dated April 5, 1996, relating to the consolidated financial statements and schedule of the Registrant appearing in the Registrant's Annual Report on Form 10-K for the year ended December 29, 1995.


West Palm Beach, Florida                          BDO Seidman, LLP
April 5, 1996